As filed with the Securities and Exchange Commission on June 3, 2009	Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3404508
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
3850 Hamlin Road
Auburn Hills, Michigan 48326
(248) 754-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
BORGWARNER INC. RESTATED 2004 STOCK INCENTIVE PLAN
(Full title of the plan)
John J. Gasparovic, Esq.
Vice President, General Counsel and Secretary
BorgWarner Inc.
3850 Hamlin Road
Auburn Hills, Michigan 48326
(248) 754-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Indicate by check mark if the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price per	aggregate offering	Amount of
securities to be registered(1)	Registered(1)(2)	share(2)(3)	price(2)(3)	registration fee (3)
Common Stock, $0.01 par value per share	2,500,000 shares	$31.50	$78,750,000	$4,394.25

(1)	This registration statement covers 2,500,000 additional shares of common stock, par value $0.01 per share, of the registrant available for issuance under the registrant’s Amended and Restated 2004 Stock Incentive Plan, as amended (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock of the registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the registrant. This registration statement shall cover such additional shares.

(2)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. Three registration statements on Form S-8 covering an aggregate of 5,000,000 shares (before stock splits and stock dividends) were previously filed with respect to the Plan (registration no. 333-134167 filed May 16, 2006; registration no. 333-122204 filed January 21, 2005; and registration no. 333-117707 filed July 28, 2004).

(3)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price is based upon the average high and low sales prices of the Common Stock as reported on the New York Stock Exchange on May 29, 2009 ($31.50).

EXPLANATORY NOTE
     INCORPORATION BY REFERENCE: Pursuant to General Instruction E to Form S-8, the contents of registration statement no. 333-134167, registration statement no. 333-122204 and registration no. 333-117707 are incorporated herein by this reference.
     REGISTRATION OF ADDITIONAL SHARES: This registration statement on Form S-8 is filed by the registrant to register an 2,500,000 additional shares of common stock, par value $0.01 per share, of the registrant which may be awarded under the registrant’s Amended and Restated 2004 Stock Incentive Plan pursuant to an amendment to such Plan authorized by the stockholders of the registrant on April 29, 2009.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     Pursuant to General Instruction E to Form S-8, the contents of registration statement no. 333-134167, registration statement no. 333-122204 and registration no. 333-117707 previously filed by BorgWarner Inc. (Commission File No. 1-12162) (the “registrant”) with the Securities and Exchange Commission are incorporated herein by this reference.
     The contents of the following documents filed with the Securities and Exchange Commission by the registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this registration statement by reference:
     (a) the registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 filed February 12, 2009;
     (b) the registrant’s proxy statement on Schedule 14A, relating to its annual meeting of stockholders held on April 29, 2009, filed on March 17, 2009;
     (c) the registrant’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed on April 30, 2009;
     (d) the registrant’s Current Report on Form 8-K/A filed February 12, 2009 and its Current Reports on Form 8-K filed February 12, 2009 (excluding portions furnished under Items 2.02, 7.01 and 9.01), March 4, 2009, March 9, 2009, March 31, 2009, April 9, 2009, April 30, 2009 (excluding portions furnished under Items 2.02 and 9.01), and April 30, 2009; and
     (e) the description of the registrant’s common stock contained in its registration statement on From S-3/A (registration no. 333-84931) filed on September 21, 1999, including any amendment or report filed for the purposes of updating such description.
     All documents subsequently filed by the registrant or the Plan pursuant to Sections 13(a), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents. In no event, however, will any information that the registrant discloses under Item 2.02 or Item 7.01 of any Current Report on form 8-K that the registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this registration statement.
     Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this registration statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement and the prospectus.
     The registrant shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to BorgWarner Inc., 3850 Hamlin Road, Auburn Hills, Michigan 48326, Attention: Corporate Secretary; telephone: (248) 754-9200.
In addition, effective January 1, 2009, the Company adopted Statement of Financial Accounting Standards (SFAS) 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 (SFAS 160). For consolidated subsidiaries that are less than wholly owned, the third party holdings of equity interests are referred to as noncontrolling interests. The portion of net income attributable to noncontrolling interests for such subsidiaries is presented as net income (loss) applicable to non-controlling interest on the consolidated statement of operation, and the portion of stockholders’ equity of such subsidiaries is presented as noncontrolling interest on the consolidated balance sheet.
The adoption of SFAS 160 did not have a material impact on our financial condition, results of operations or cash flows. However, it does impact the presentation and disclosure of noncontrolling (minority) interests in our consolidated financial statements. As a result of the retrospective presentation and disclosure requirements of SFAS 160, the Company was required to reflect the change in presentation and disclosure for the period ending March 31, 2009 and all periods presented in future filings.
The principal effect on the prior year balance sheets related to the adoption of SFAS 160 is summarized as follows:

Balance Sheet	2008	2007
(millions)

Total Stockholders equity, as previously reported	$2,006.0	$2,321.1
Increase for SFAS 160 reclass of non-controlling interest	31.5	117.9

Total Stockholders equity, as adjusted	$2,037.5	$2,439.0
The principal effect on the prior year statement of operations related to the adoption of SFAS 160 is summarized as follows:

Consolidated Statement of Operations	For the Fiscal Years Ended
(millions)	December 31,
	2008	2007	2006

Net earnings (loss), as previously reported	$(35.6)	$288.5	$211.6
SFAS No. 160 reclass of non-controlling interests	16.3	28.0	26.3

Net earnings (loss), as adjusted	$(19.3)	$316.5	$237.9
Less: Net earnings applicable to noncontrolling interests	16.3	28.0	26.3

Net earnings (loss) applicable to BorgWarner Inc.	$(35.6)	$288.5	$211.6
Item 8. Exhibits.
     The following exhibits are furnished with this Registration Statement:

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of BorgWarner Inc. (incorporated by reference to Exhibit No. 3.1 of BorgWarner Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008).

3.2	Amended and Restated By-laws of BorgWarner Inc. (incorporated by reference to Exhibit No. 3.1 of BorgWarner Inc.’s Current Report on Form 8-K filed November 18, 2008).

3.3	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.3 of BorgWarner Inc.’s Annual Report on Form 10-K for the year ended December 31, 1999).

3.4	Certificate of Ownership and Merger Merging BorgWarner Inc. into Borg-Warner Automotive, Inc. (incorporated by reference to Exhibit 99.1 of BorgWarner Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

5.1	Opinion and consent of John J. Gasparovic, Esq., Vice President, General Counsel and Secretary of BorgWarner Inc.*

10.1	BorgWarner Inc. Amended and Restated 2004 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of BorgWarner Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009)

23.1	Consent of John J. Gasparovic, Esq. (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.*

24.1	Powers of attorney (contained in the signature pages to this registration statement).*

*	Filed herewith.

Item 9. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     The registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, State of Michigan, on June 3, 2009.

BORGWARNER INC., a Delaware corporation
By	/s/ Timothy M. Manganello
	Name:	Timothy M. Manganello
	Title:	Chairman of the Board and Chief Executive Officer

     Officers of the registrant. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below.

Signatures	Title	Date

/s/ Timothy M. Manganello
Timothy M. Manganello	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 2, 2009

/s/ Robin J. Adams
Robin J. Adams	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)	June 2, 2009

/s/ Jeffrey L. Obermayer
Jeffrey L. Obermayer	Vice President and Controller (Principal Accounting Officer)	June 2, 2009

     Directors of the registrant. KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy M. Manganello, Robin J. Admas and John J. Gasparovic, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below.

Signatures	Title	Date
Directors:
/s/ Timothy M. Manganello Timothy M. Manganello	Director, Chairman of the Board and Chief Executive Officer	May 22, 2009
/s/ Robin J. Adams Robin J. Adams	Director, Executive Vice President, Chief Financial Officer and Chief Administrative Officer	May 22, 2009
/s/ Phyllis O. Bonanno Phyllis O. Bonanno	Director	May 22, 2009
/s/ David T. Brown David T. Brown	Director	May 22, 2009
/s/ Dennis C. Cuneo Dennis C. Cuneo	Director	May 22, 2009
/s/ Jere A. Drummond Jere A. Drummond	Director	May 22, 2009
/s/ Alexis P. Michas Alexis P. Michas	Director	May 22, 2009
/s/ Ernest J. Novak, Jr. Ernest J. Novak, Jr.	Director	May 22, 2009
/s/ Richard O. Schaum Richard O. Schaum	Director	May 22, 2009
/s/ Thomas T. Stallkamp Thomas T. Stallkamp	Director	May 22, 2009

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion and consent of John J. Gasparovic, Esq., Vice President, General Counsel and Secretary of the registrant.*

23.1	Consent of John J. Gasparovic, Esq., Vice President, General Counsel and Secretary of the registrant (contained in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.*

*	Filed herewith.